Exhibit 10.4

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (this “Agreement”) is made and entered into as of June __, 2025, by NextNRG, Inc., a Delaware corporation having an address of 57 NW 183rd St., Miami, Florida 33169 (the “Debtor”), and _____________ (the “Secured Party”).

WHEREAS, the Secured Party has made a loan to the Debtor in an aggregate unpaid principal amount not exceeding $1,500,000 (the “Loan” or the “Obligation”), pursuant to that certain Business Loan and Security Agreement of even date herewith, between the Debtor and the Secured Party (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, the Secured Party requires that the Debtor execute and deliver this Agreement and grant the Security Interests (as defined in Section 2 below) as a condition to the extension of credit under the Loan Agreement.

NOW THEREFORE, the Debtor and Secured Party agree as follows:

1. Security Interest; Collateral. For value received, the Debtor hereby assigns and grants to the Secured Party, with full recourse to the Debtor, upon and subject to the terms and conditions set forth in this Agreement, a security interest in and to the following described personal property (the “Collateral”):

(a) Debtor’s right, title and interest in and to Debtor’ Assets listed on Exhibit A attached hereto.

(b) the certificates, if any, representing the shares of any securities referred to in clause (a) above and Exhibit A (“Certificates”);

2. The Obligation. The security interests herein granted (the “Security Interests”) shall secure full payment and performance of: (a) all amounts payable under the Loan Agreement; (b) any and all other loans, advances, debts, liabilities, obligations, covenants and duties owing by the Debtor to the Secured Party of any kind or nature, present or future, whether or not evidenced by any Loan Agreement, guaranty or other instrument, whether direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise; and (c) the due and punctual observance and performance of each and every agreement, covenant and condition to be observed or performed on the Debtor’s part under this Agreement, the Loan Agreement and any agreement entered into in connection with the Loan Agreement (which Loan Agreement, and all of which agreements, covenants and conditions under this Agreement, the Loan Agreement and any related agreement (and any amendments, extensions, renewals or increases thereof) are hereinafter referred to together as the “Obligation”).

3. Delivery of Collateral. The Collateral shall be held in reserve account at the Company’s transfer agent Cleartrust, LLC, and upon any event of default under the Loan Agreement the Collateral shall be transferred to the Secured Party by Cleartrust..

4. Priority. The Debtor represents and warrants that the Security Interests are first and prior security interests in and to all of the Collateral, and there are no liens thereon or security interests therein on the date hereof in existence prior to the Debtor’s acquisition of the Collateral.

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5. Title to Collateral and Reserved Limited Liability Company Rights. The Debtor represents and warrants to the Secured Party that (a) the Debtor is the owner or issuer of the Collateral; (b) no dispute, right of offset, counterclaim or defense to the Security Interests exists with respect to all or any part of the Collateral; and (c) the Debtor will defend the Collateral against the claims and demands of all persons other than any subordinate claims or liens acknowledged by the Secured Party. Prior to the transfer of the Collateral pursuant to the exercise of the Secured Party’s remedies under the UCC (as defined in Section 9 below), the Secured Party shall have no rights as an owner of the Collateral, including the right to vote, dispose of or receive any distributions with respect to such Collateral. Following a transfer of the Collateral pursuant to the exercise of Secured Party’s remedies under the UCC, the Secured Party or other transferee will have all the rights of a holder of the Collateral, including as a stockholder of Debtor.

6. Debtor’s Obligations.

(a) At any time and from time to time at the request of the Secured Party, the Debtor shall execute and deliver to the Secured Party any and all UCC-1 Financing Statements and other evidences of the Security Interest that the Secured Party shall determine, in its reasonable judgment, are necessary or desirable to perfect the Security Interest in any one or more jurisdictions.

(b) The Debtor covenants and agrees with the Secured Party that, so long as the Loan Agreement is outstanding, the Debtor shall (i) not permit any material part of the Collateral to be levied upon under any legal process; (ii) not dispose of any of the Collateral without the prior written consent of the Secured Party; (iii) not distribute all or any part of the Debtor’s assets or engage in any other activity to the extent that such distribution or activity would impair the ability of the Debtor to make any payment when due under the Loan Agreement; (iv) comply with all applicable federal, state and local statutes, laws, rules and regulations, the noncompliance with which could have a material and adverse effect on the value of the Collateral; (v) pay all taxes accruing after the date first set forth above that constitute, or may constitute, a lien against the Collateral, prior to the date when penalties or interest would attach to such taxes; provided, that the Debtor may contest any such tax claim if done diligently and in good faith; and (vi) Debtor agrees not to change, replace or terminate the transfer agent as long as the Loan Agreement has not been paid in full and the share have not been issued and delivered to the Secured Party.

7. Event of Default. As used herein, the term “Event of Default” shall include (i) an Event of Default as defined in the Loan Agreement.

8. Remedies. Upon the occurrence and during the continuation of an Event of Default as defined herein, the Secured Party, at its option, may exercise any and all rights and remedies that the Secured Party may then have hereunder or under the Loan Agreement.

9. Application of Proceeds by Secured Party. Any and all proceeds ever received by the Secured Party from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy pursuant hereto shall be applied by the Secured Party toward satisfaction of the Obligation; provided, that any shares and/or proceeds received by the Secured Party under this Agreement in excess of those necessary to fully and completely satisfy the Obligation shall be returned to the Debtor. For the purpose of clarity, Secured Party may only sell the amount of shares necessary to recover the Obligation all shares in excess of the amount needed to recover must be returned to the Debtors transfer agent within three business days of the Secured Party recovering the full Obligation. Additionally, the Secured Party may not sell more than 20% of the average daily volume of the Debtor’s common stock in any given Trading Day, as reported by the Trading Market (the “Bleed Out”).

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10. Notice of Sale. After an Event of Default reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to the Debtor and to any other persons entitled under the UCC to notice; provided, that if any of the Collateral threatens to decline speedily in value or is of a kind customarily sold on a recognized market, the Secured Party may sell, pledge, assign or otherwise dispose of the Collateral without notification, advertisement or other notice of any kind. It is agreed that notice sent or given not less than ten (10) calendar days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purpose of this Section.

11. Notices. All notices under this Agreement shall be in writing and shall be delivered by personal service, by fax, email with receipt confirmation or by certified or registered mail, postage prepaid, return receipt requested, to the parties at the addresses, fax numbers and/or email addresses set forth on the signature page hereof.

12 Binding Effect. This Agreement shall be binding upon the Debtor and the successors and assigns of the Debtor, and shall inure to the benefit of the Secured Party and the heirs, successors, assigns, executors, administrators and personal or legal representatives of the Secured Party.

13. Governing Law; Jurisdiction. This Agreement will be covered and construed under the laws of the State of Delaware without giving effect to rules governing conflicts of law. Each of the parties irrevocably consents to the non-exclusive jurisdiction of the courts of the State of Utah, Salt Lake County for the purposes of any suit, action, or proceeding relating to or arising out of this Agreement (a “Related Proceeding”) and irrevocably waives, to the fullest extent it may effectively do so, (i) any objection it may have to the laying of venue of any Related Proceeding in any such court, and (ii) the defense of any inconvenient forum to the maintenance of any Related Proceeding in any such court.

THE PARTIES AGREE THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY EITHER PARTY, ON OR WITH RESPECT TO THIS AGREEMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY AND WITH THE ADVICE OF THEIR RESPECTIVE COUNSEL, WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. FURTHER, DEBTOR WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

14. Severability. In the event that any one or more of the provisions contained in this Agreement are held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

15. Scope of the Agreement; Amendment. This document constitutes the entire Agreement between the parties with respect to the subject matter hereof. This Agreement may not be modified except by an agreement in writing signed by the party against whom the enforcement of any waiver, change, modification or discharge is sought.

Signature page follows

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first hereinabove set forth.

DEBTOR:

NextNRG Inc.

By:
Name:
Title:	Chief Executive Officer

Address:
Email:

SECURED PARTY:

By:
Name:

Address:
Email:

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Exhibit A

List of Collateral:

As collateral for the obligations of the Debtor under the Loan Agreement, the Debtor hereby grants to the Secured Party a continuing lien and security interest in and to (a) all rights of the Debtor to issue, sell, or deliver the 2,900,000 reserved shares of common stock referenced herein (the ‘Collateral Shares’) as evidenced by the irrevocable issuance instruction letter submitted to the Debtor’s transfer agent, (b) that certain agreement dated June ___, 2025 by and between the ClearTrust, LLC, as transfer agent, Secured Party and the Debtor; (c) that certain Escrow Agreement dated June __, 2025, by and between ClearTrust, LLC, the Debtor and the Secured Party; and (d) any and all proceeds arising from the sale or issuance of the Collateral Shares, and (e) upon issuance, the Collateral Shares themselves and any proceeds thereof.

The Debtor authorizes the Investor to file one or more financing statements (on Form UCC-1) to evidence and perfect the Investor’s security interest in the Collateral.

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